                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                SEPTEMBER 6, 2000

                           CLARK/BARDES HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


DELAWARE                             000-24769               52-2103926
(State of incorporation)      (Commission file number)       (IRS employer
                                                             identification no.)

                       102 SOUTH WYNSTONE PARK DRIVE, #200
                        NORTH BARRINGTON, ILLINOIS 60010
              (ADDRESS AND ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (847) 304-5800

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

On September 6, 2000, Clark/Bardes Holdings, Inc. ("CBH"), a Delaware corporation, and Clark/Bardes Acquisition, Inc., ("CBA") a Delaware corporation and wholly owned subsidiary of Clark/Bardes Holdings, Inc., consummated the merger contemplated under the Agreement of Merger and Plan of Reorganization (the "Agreement") by and among CBH, CBA, Compensation Resource Group, Inc. ("CRG"), a California corporation, and William MacDonald, Sr. ("MacDonald") (collectively, the "Sellers"). The Agreement provides for, among other things, the acquisition by CBH of the businesses and all of the stock of CRG for a purchase price of approximately $25.3 million consisting of:

       (i) a cash payment by wire transfer to the CRG shareholders Sellers of $6.3 million;

       (ii) the issuance by CBH of 596,463 shares of its common stock, par value $.01 per share (the "Common Stock"), having an aggregate value of $6.0 million based on the average closing price of the Common Stock on September 5, 2000; and,

       (iii) the assumption and repayment of approximately $13.0 million of long-term debt.

The purchase price was determined by an arm's length negotiation among the parties to the Agreement.

In connection with the Merger, MacDonald's employment agreement with CRG was amended and restated to, among other things, terminate MacDonald's right to receive a portion of future commissions on in-force policy premiums, which will instead accrue to the benefit of CBA or its affiliates. In consideration for the termination of Macdonald's right to the premiums, CBH made a loan to MacDonald in the amount of $5.2 million, which loan will be forgiven or, in certain circumstances, repaid.

CRG is an executive compensation and benefits organization providing services related to the design, funding and administration of non-qualified plans. CRG is headquartered in Los Angeles, California and has affiliate offices in eleven other cities. Prior to the acquisition described above, there was no material relationship between any of the Sellers and Clark/Bardes or any of its affiliates, any directors or officers of Clark/Bardes, or any associate of any such director or officer.

The $24.5 million cash portion of the purchase prices was funded by a borrowing under CBI's existing credit facility with Bank One.

Coincident with the foregoing transaction, CBH will enter into a bonus arrangement for certain key executives and employees of CRG. This arrangement will provide for the payment of bonuses of up to $20 million if certain stipulated financial objectives are achieved during the years ended December 31, 2003 to 2005.

ITEM 7.       PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

       (a)    FINANCIAL STATEMENT OF BUSINESS ACQUIRED

              The Independent Auditor's Report dated September 22, 2000, and the following audited financial statements of Compensation Resource Group, Inc. and Subsidiaries are included herein:

              (i) Independent Auditor's Report;

              (ii) Consolidated Balance Sheets as of June 30, 2000 and 1999;

              (iii) Consolidated Statements of Operations for the years ended June 30, 2000 and 1999;

              (iv) Consolidated Statements of Changes in Stockholder's Equity for the years ended June 30, 2000 and 1999.

              (v) Consolidated Statements of Cash Flows for the years ended June 30, 2000 and 1999.

              The following unaudited financial statements of Compensation Resource Group, Inc. and Subsidiaries, Inc. are included herein:

              (i) Balance Sheets as of December 31, 1999; and

              (ii) Statements of Income for the six months ended June 30, 2000 and 1999.

       (b)    PRO FORMA FINANCIAL INFORMATION

              The following unaudited pro forma financial statements of the Company are included herein:

              (i) Unaudited Pro Forma Balance Sheets as of June 30, 2000 and December 31, 1999; and

              (ii) Unaudited Pro Forma Income Statements for the years ended December 31, 1999 and the six month period ended June 30, 2000.

[KPMG LOGO]


                       COMPENSATION RESOURCE GROUP, INC.
                                AND SUBSIDIARIES

                        Consolidated Financial Statements

                             June 30, 2000 and 1999

                   (With Independent Auditors' Report Thereon)

[KPMG LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Compensation Resource Group, Inc.:


We have audited the accompanying consolidated balance sheets of Compensation Resource Group, Inc. and subsidiaries as of June 30, 2000 and 1999 and the related consolidated statements of operations, changes in stockholders' equity (deficiency) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Compensation Resource Group, Inc. and subsidiaries as of June 30, 2000 and 1999 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                                    /s/ KPMG LLP



October 16, 2000

                        COMPENSATION RESOURCE GROUP, INC.
                                AND SUBSIDIARIES

                           Consolidated Balance Sheets

                             June 30, 2000 and 1999

                                                                         2000              1999
                                                                     ------------      ------------
                                   ASSETS

Current assets:
    Cash                                                             $     84,372           211,140
    Receivables, net of allowance for doubtful accounts of
      $486,010 and $75,000 in 2000 and 1999, respectively               2,612,642         4,961,573
    Advances to employees                                                 875,879         1,020,122
    Prepaid expenses                                                      189,572           375,156
    Income tax receivable                                                 690,814           463,238
    Deferred tax asset                                                  1,762,063           153,894
                                                                     ------------      ------------
                Total current assets                                    6,215,342         7,185,123

Furniture, fixtures and improvements, net                                 959,283         1,149,586
Cash surrender value of life insurance policies                           261,497           230,767
Notes receivable from stockholder                                         245,000         1,061,283
Deferred tax asset                                                        151,733           162,838
Intangible assets                                                       7,367,609         8,234,381
Other assets                                                              469,059           675,246
                                                                     ------------      ------------
                                                                     $ 15,669,523        18,699,224
                                                                     ============      ============

           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
    Accounts payable and accrued expenses                            $  4,216,466         3,175,588
    Accrued compensation                                                1,384,657           955,824
    Amounts payable to stockholders                                       324,425           566,651
    Short-term debt                                                     5,347,939         3,378,357
    Lease obligations                                                     157,324           152,022
                                                                     ------------      ------------
                Total current liabilities                              11,430,811         8,228,442

Long-term debt                                                          7,225,000         9,000,000
Lease obligation                                                          134,197           290,898
                                                                     ------------      ------------
                Total liabilities                                      18,790,008        17,519,340
                                                                     ------------      ------------

Stockholders' equity (deficiency):
    Common stock, no par value. Authorized 1,176,470 shares;
      issued and outstanding 1,008,633 and 1,020,883 shares in
      2000 and 1999, respectively                                         286,212           322,505
    Contributed capital                                                    68,982            68,982
    Unearned compensation                                                    (318)          (30,976)
    (Accumulated deficit) retained earnings                            (2,448,131)          819,373
                                                                     ------------      ------------
                                                                       (2,093,255)        1,179,884
    Note receivable from stockholder                                   (1,027,230)               --
                                                                     ------------      ------------
                Net stockholders' equity (deficiency)                  (3,120,485)        1,179,884
                                                                     ------------      ------------
                                                                     $ 15,669,523        18,699,224
                                                                     ============      ============


See accompanying notes to consolidated financial statements.

                        COMPENSATION RESOURCE GROUP, INC.
                                AND SUBSIDIARIES

                      Consolidated Statements of Operations

                       Years ended June 30, 2000 and 1999


                                                     2000              1999
                                                 ------------      ------------
Revenues:
    Commissions                                  $ 22,086,083        19,796,900
    Consulting and service fees                     3,899,463         7,189,102
    Other                                             300,588           140,850
                                                 ------------      ------------
                                                   26,286,134        27,126,852
                                                 ------------      ------------
Expenses:
    Salaries and employee benefits                 18,839,897        16,951,258
    Commissions and selling fees                    1,985,844         1,681,947
    Furniture, fixtures and improvements            1,295,754         1,269,583
    Office and occupancy                            2,759,166         2,417,611
    Business development and travel                 2,571,950         2,173,251
    Amortization                                      866,772           433,386
    Interest                                        1,231,661           633,523
    Professional fees                                 914,272           719,201
    Professional activities                           774,748           802,064
    Delivery and printing                             453,296           361,012
                                                 ------------      ------------
                                                   31,693,360        27,442,836
                                                 ------------      ------------
            Loss before income taxes               (5,407,226)         (315,984)
Income tax expense (benefit)                       (2,139,722)         (361,437)
                                                 ------------      ------------
            Net (loss) income                    $ (3,267,504)           45,453
                                                 ============      ============


See accompanying notes to consolidated financial statements.

                        COMPENSATION RESOURCE GROUP, INC.
                                AND SUBSIDIARIES

     Consolidated Statements of Changes in Stockholder's Equity (Deficiency)

                       Years ended June 30, 2000 and 1999


                                          COMMON STOCK                                            ACCUMULATED
                                   --------------------------     CONTRIBUTED       UNEARNED        SURPLUS
                                     SHARES          AMOUNT         CAPITAL       COMPENSATION     (DEFICIT)           NET
                                   ----------      ----------     -----------     ------------    -----------      ----------
Balance, June 30, 1998              1,091,957      $  511,027          68,982        (163,861)        773,920       1,190,068

Amortization of unearned
      compensation                         --              --              --         (52,083)             --         (52,083)

Net income                                 --              --              --              --          45,453          45,453

Repurchase of common
      stock                           (71,074)       (188,522)             --         184,968              --          (3,554)
                                   ----------      ----------      ----------      ----------      ----------      ----------
Balance, June 30, 1999              1,020,883         322,505          68,982         (30,976)        819,373       1,179,884


Amortization of unearned
      compensation                         --              --              --          (5,022)             --          (5,022)

Net loss                                   --              --              --              --      (3,267,504)     (3,267,504)

Repurchase of common
      stock                           (12,250)        (36,293)             --          35,680              --            (613)
                                   ----------      ----------      ----------      ----------      ----------      ----------
                                    1,008,633         286,212          68,982            (318)     (2,448,131)     (2,093,255)

Note receivable from
      stockholder                          --              --              --              --              --      (1,027,230)
                                   ----------      ----------      ----------      ----------      ----------      ----------
Balance, June 30, 2000              1,008,633      $  286,212          68,982            (318)     (2,448,131)     (3,120,485)
                                   ==========      ==========      ==========      ==========      ==========      ==========


See accompanying notes to consolidated financial statements.

                        COMPENSATION RESOURCE GROUP, INC.
                                AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                       Years ended June 30, 2000 and 1999


                                                                                   2000              1999
                                                                               ------------      ------------
Cash flows from operating activities:
    Net income (loss)                                                          $ (3,267,504)           45,453
    Adjustments to reconcile net income (loss) to net cash provided by
      (used in) operating activities:
          Depreciation and amortization                                           1,307,238           948,296
          Change in:
            Deferred income taxes                                                (1,597,064)          125,609
            Receivables, net of allowance for doubtful accounts                   2,348,931        (1,486,167)
            Prepaid expenses                                                        185,584            62,823
            Cash surrender value of life insurance policies                         (30,730)          (31,026)
            Other assets                                                            206,187          (187,387)
            Accounts payable and accrued expenses                                 1,040,878           756,782
            Accrued compensation                                                    428,833          (974,295)
            Amounts payable to stockholders                                        (242,226)          136,192
            Income taxes payable                                                   (227,576)       (1,336,441)
                                                                               ------------      ------------
                   Net cash provided by (used in) operating activities              152,551        (1,940,161)
                                                                               ------------      ------------
Cash flows from investing activities:
    Acquisition of furniture, fixtures and improvements, net                       (219,505)         (641,292)
    Net decrease in notes receivable from stockholder                              (210,947)         (948,407)
    Increase (decrease) in advances to employees                                    144,243          (130,033)
    Increase in advances to stockholder                                                  --           203,826
    Payment for purchase of ECB and COLI                                                 --        (8,972,770)
                                                                               ------------      ------------
                   Net cash used in investing activities                           (286,209)      (10,488,676)
                                                                               ------------      ------------
Cash flows from financing activities:
    Proceeds from line of credit                                                  1,969,582         2,828,357
    Repayment of line of credit                                                          --          (900,000)
    Proceeds from long-term debt                                                         --        11,000,000
    Repayment of long-term debt                                                  (1,775,000)         (750,000)
    Net additions under capital lease obligations                                  (151,399)          337,399
    Repurchase of common stock                                                      (36,293)         (188,522)
                                                                               ------------      ------------
                   Net cash provided by financing activities                          6,890        12,327,234
                                                                               ------------      ------------
                   Net decrease in cash                                            (126,768)         (101,603)
Cash at beginning of year                                                           211,140           312,743
                                                                               ------------      ------------
Cash at end of year                                                            $     84,372           211,140
                                                                               ============      ============
Supplemental disclosure of cash flow information:
    Cash paid during the year for:
      Interest                                                                 $    919,193           431,836
      Income taxes                                                                   64,970           849,394
    Noncash activities--note receivable from stockholder                          1,027,230                --
                                                                               ============      ============


See accompanying notes to consolidated financial statements.

                        COMPENSATION RESOURCE GROUP, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                             June 30, 2000 and 1999

(1)    ORGANIZATION AND DESCRIPTION OF BUSINESS

       Compensation Resource Group, Inc. and subsidiaries (the Company) provide services related to executive compensation and benefits planning, focusing on the design, funding and administration of nonqualified benefit plans.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    BASIS OF PRESENTATION

              The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, CRG Insurance Agency, Inc. (CRG), ECB Insurance Agency, Inc. (ECB), COLI Insurance Agency, Inc. (COLI) and CRG Financial Services, Inc. (CRG Financial Services). CRG, ECB and COLI are insurance agencies that market life insurance products. CRG Financial Services is a registered broker and dealer in securities under the Securities and Exchange Act of 1934 and intends to sell variable life insurance products. As of June 30, 2000, CRG Financial Services has not conducted broker and dealer securities business. All significant intercompany accounts and transactions have been eliminated.

       (b)    USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (c)    REVENUE RECOGNITION

              Commission revenue and related commission expense are recognized and recorded in the period the insurance policies are issued by the carrier. Consulting and service fee revenue are recognized and recorded in the period in which services are rendered by the Company.

       (d)    FURNITURE, FIXTURES AND IMPROVEMENTS

              Furniture, fixtures and improvements are stated at cost, less accumulated depreciation. Expenditures for additions, betterments and major renewals, which substantially increase the useful life of an asset, are capitalized.

              The Company depreciates furniture and fixtures and computer software using the declining-balance method over the useful lives of the respective assets. Leasehold improvements are amortized on a straight-line basis over the lesser of the asset life or the lease term.


                                       6                             (Continued)

                        COMPENSATION RESOURCE GROUP, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                             June 30, 2000 and 1999

       (e)    INCOME TAXES

              The Company accounts for income taxes under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       (f)    INTANGIBLE ASSETS

              The Company's intangible assets are a result of the January 4, 1999 acquisition of ECB and COLI. Intangible assets include the present value of future commissions and cost in excess of net assets acquired. The Company amortizes intangible assets using the straight-line method over a period of ten years. Recoverability is reviewed as needed if events or changes in circumstances indicate that the carrying amount may exceed fair value. Recoverability is then determined by comparing the undiscounted net cash flows of the assets to which the intangible assets apply to the net book value, including intangible assets. Amortization expense in 2000 and 1999 was $866,772 and $433,388, respectively.

(3)    ACQUISITION

       On January 4, 1999, the Company acquired ECB and COLI. The acquisition includes ECB and COLI's rights to prospective future commissions on life insurance contracts. The total cash purchase price was $8,972,770. The acquisition was accounted for by the purchase method.

       Simultaneous with the acquisition, the Company's majority stockholder purchased 88,235 shares of the Company's common stock from the previous owner of ECB and COLI for $1,027,230.

       Additionally, on January 4, 1999, the Company issued a $1,027,230 note receivable to the Company's majority stockholder. The proceeds of the note were used by the Company's majority stockholder to purchase 88,235 shares of the Company's common stock from the previous owner of ECB and COLI (see note 11).

       Results of operations of ECB and COLI are included in the consolidated statements of operations since their acquisition in January 1999. ECB and COLI accounted for $1,261,291 in commissions revenue and $177,730 in expenses for 1999.



                                       7                             (Continued)

                        COMPENSATION RESOURCE GROUP, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                             June 30, 2000 and 1999

(4)    FURNITURE, FIXTURES AND IMPROVEMENTS

       Furniture, fixtures and improvements at June 30, 2000 and 1999 are as follows:

                                                                           2000           1999
                                                                        ----------     ----------
       Furniture and fixtures                                           $1,925,601      2,040,852
       Leasehold improvements                                              134,737        134,737
       Computer software                                                   770,867        628,831
                                                                        ----------     ----------
                                                                         2,831,205      2,804,420
       Less accumulated depreciation and amortization                    1,871,922      1,654,834
                                                                        ----------     ----------
                                                                        $  959,283      1,149,586
                                                                        ==========     ==========

       Depreciation and amortization expense for furniture, fixtures and improvements recorded in 2000 and 1999 were $409,808 and $382,025, respectively. Property and equipment under capital leases of $627,343 and $648,354 are included within the above captions together with accumulated depreciation of $331,153 and $198,712 for the years ended June 30, 2000 and 1999, respectively.

(5)    DEBT

       The Company entered into a revolving credit agreement dated October 1, 1996 (the Credit Agreement) with an insurance carrier for which the Company is a broker of their products. During the years ended June 30, 2000 and 1999, approximately 18% and 15%, respectively, of the Company's commission revenue were earned on sales of the insurance carrier's products. In addition to accrued interest, the Credit Agreement provides for $400,000 of available borrowings. Interest accrues at Bank of America, N.A.'s prime rate on the unpaid principal balance without including previously accrued interest. The principal balance and all accrued interest are due September 30, 2001. The insurance carrier has a right of offset against any other amounts due the Company in the event of default or an acceleration event, as defined in the Credit Agreement. In addition to the Credit Agreement, the insurance carrier has made the Company eligible for an additional cash bonus based upon the volume of insurance brokered by the Company. The Company may, although is not required to, use the cash bonus to repay some or all of any amounts due under the Credit Agreement. At June 30, 2000 and 1999, the amount of revolving credit borrowings outstanding under this agreement was $400,000.

       The Company had in place a $5,000,000 revolving credit agreement (Revolving Credit Agreement) with a bank maturing on December 28, 1999. On April 1, 2000, the maturity date was amended to September 1, 2000. The Revolving Credit Agreement accrues interest at the bank's prime lending rate (9.5% at June 30, 2000). The Revolving Credit Agreement is guaranteed by another insurance carrier. The Company is a broker of the insurance carrier's products. During the years ended June 30, 2000 and 1999, approximately 12% and 21%, respectively, of the Company's commission revenue were earned on sales of the insurance carrier's products. The principal terms of the Revolving Credit Agreement included:
       (a) no additional debt borrowings other than the $400,000 line of credit, $600,000 of capitalized lease obligations and



                                       8                             (Continued)

                        COMPENSATION RESOURCE GROUP, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                             June 30, 2000 and 1999

       (b) the Company pledged as collateral renewal commissions on insurance products. At June 30, 2000 and 1999, the amount of revolving credit borrowings outstanding under this agreement was $3,422,939 and $1,728,357, respectively.

       Effective January 4, 1999, the Company entered into a $11,000,000 term loan agreement (1999 Loan) with the same bank as the Revolving Credit Agreement. The proceeds of the 1999 Loan were used to acquire ECB and COLI.

       The 1999 Loan is guaranteed by the same insurance carrier as the Revolving Credit Agreement. The 1999 Loan is to be fully amortized over five years and requires monthly principal payments of $125,000 cash, beginning February 4, 1999 through January 4, 2000. From February 4, 2000 through January 4, 2001, monthly principal payments are $150,000 each. From February 4, 2001 through January 4, 2002 monthly principal payments are $175,000 each. From February 4, 2002 through February 4, 2003 monthly principal payments are $200,000 each. From February 4, 2003 through February 4, 2004 monthly principal payments are $266,667 each. The 1999 Loan interest rate is equivalent to LIBOR rate plus 1% (7.19% at June 30, 2000).

       In September 2000, the Credit Agreement, Revolving Credit Agreement and the 1999 Loan were repaid by funds from Clark/Bardes Holdings, Inc., who purchased the Company on August 31, 2000.

(6)    COMMON STOCK

       The Company periodically offers the opportunity to purchase shares of the Company's common stock to certain directors and officers of the Company for $.05 per share, in accordance with the terms of the Restricted Stock Plan (the Plan).

       The Plan restricts subsequent sales or transfers of the stock and provides for a valuation of the shares based upon a formula of two times the previous 12 months' net renewal commissions, plus the book value of the Company, or in the case of a deficit, net of the Company's deficiency. Shares vest five years after the date of grant or sooner under certain conditions related to changes in ownership of the Company. Plan provisions require the Company to repurchase stock from Plan participants under certain circumstances.

       The Company accounts for the Restricted Stock Plan as a compensating stock plan. The difference between the issuance price and the price determined at the date of grant is recognized as unearned compensation and is shown as a separate reduction of stockholders' equity.

       The unearned compensation is recognized as an expense over the vesting periods. The Company recognized net compensation expense of $30,658 and $132,885 in 2000 and 1999, respectively.

       During fiscal years 2000 and 1999, no shares were issued in connection with the Plan. In 2000, the Company reacquired at $.05 per share, 12,250 shares from a former employee in accordance with the Plan. In 1999, the Company reacquired at $.05 per share 71,074 shares from former officers in accordance with the Plan. At June 30, 2000, there are 2,750 shares which have been issued, but are not fully vested, under the Plan. There are no additional shares authorized for Plan use as of June 30, 2000. At June 30, 1999, there are 101,750 shares which have been issued, but are not fully vested, under the Plan. An additional 18,837 shares are authorized for Plan use, but have not been issued as of June 30, 1999.



                                       9                             (Continued)

                        COMPENSATION RESOURCE GROUP, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                             June 30, 2000 and 1999

       In connection with the sale of the Company subsequent to year-end, the Company's majority stockholder relinquished 88,235 shares of the Company's common stock in exchange for the $1,027,230 note receivable. Accordingly, the note receivable was reclassified as an equity account as of June 30, 2000.

(7)    STOCK OPTIONS

       The Company may issue options to purchase shares of the Company's common stock to certain officers and employees of the Company in accordance with the terms of the Stock Option Agreement (the Option Agreement).

       Stock options vest after a period of five years from the grant date and carry an exercise price equal to the fair market value of the common stock on the date granted. The Option Agreement provided for valuation of the fair market value of the stock options based upon a formula of two times the previous 12 months' net renewal commissions, plus the book value of the Company, or in the case of a deficit, net of the Company's deficiency. The stock options are exercisable for a ten-year term.

       Stock option activity for fiscal years 2000 and 1999 was as follows:

                                                                         JUNE 30
                                                               --------------------------
                                                                  2000            1999
                                                               ----------      ----------
              Outstanding at beginning of year                    136,750          77,250
              Granted                                             110,000          99,500
              Exercised                                                --              --
              Forfeited                                           (17,250)        (40,000)
              Expired                                                  --              --
                                                               ----------      ----------
              Outstanding at end of year                          229,500         136,750
                                                               ==========      ==========
              Exercisable at end of year                               --              --
                                                               ==========      ==========

       The fair market value of the stock options on the respective grant dates approximates the fair market value of the common stock at June 30, 2000 and 1999. Stock options were issued with an exercise price of $11.64 in fiscal years 2000 and 1999.

(8)    LEASE OBLIGATIONS

       The Company leases its primary office facilities and accounts for this lease as an operating lease. The lease expires in June 2010. The Company leases office facilities in Chicago, Cleveland, San Francisco, New York and Atlanta. The Company is receiving free rent with graduated rental increases throughout the term of the leases and has recorded within accounts payable and accrued expenses $509,908 and $105,726 representing deferred rent as of June 30, 2000 and 1999, respectively. The Company is recognizing rent expense on a straight-line basis over the life of the lease. Rent expense under these leases was $1,514,223 and $946,027 in 2000 and 1999, respectively.



                                       10                            (Continued)

                        COMPENSATION RESOURCE GROUP, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                             June 30, 2000 and 1999

       The Company leases certain furniture and fixtures under noncancelable capital leases.

       As of June 30, 2000, the minimum lease commitments under all noncancelable capital and operating leases, assuming the Company does not exercise the renewal options of its facility lease, are as follows:

                                                                              CAPITAL       OPERATING
                                                                             ----------     ----------

       Year ending June 30:
          2001                                                               $  177,980      1,269,728
          2002                                                                  103,822      1,034,131
          2003                                                                   37,231        988,144
          2004                                                                    1,056        758,215
          2005                                                                       --        746,260
          Thereafter                                                                 --      4,067,117
                                                                             ----------     ----------

                  Total minimum lease payments                                  320,089     $8,863,595
                                                                                            ==========

          Less amount representing interest                                      65,197
                                                                             ----------

                  Minimum future lease payments as of June 30, 2000          $  254,892
                                                                             ==========

(9)    INCOME TAXES

       Income taxes for the years ended June 30, 2000 and 1999 consist of the following:

                                                     2000              1999
                                                 ------------      ------------

              Current:
               Federal                           $   (430,681)         (383,726)
               State                                 (111,977)         (103,320)
                                                 ------------      ------------
                                                     (542,658)         (487,046)
                                                 ------------      ------------

              Deferred:
               Federal                             (1,234,197)          102,499
               State                                 (362,867)           23,110
                                                 ------------      ------------
                                                   (1,597,064)          125,609
                                                 ------------      ------------
                                                 $ (2,139,722)         (361,437)
                                                 ============      ============


                                       11                            (Continued)

                        COMPENSATION RESOURCE GROUP, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                             June 30, 2000 and 1999

       Income taxes reflected in the consolidated statements of operations for the years ended June 30, 2000 and 1999 are different from the statutory federal income tax rate of 34% due to the following:

                                                                  2000              1999
                                                              ------------      ------------
       Computed "expected" tax expense                        $ (1,838,457)         (106,361)
       Nondeductible entertainment expenses                         27,445            22,976
       Nondeductible insurance expenses                              4,629             6,445
       State taxes, net                                           (334,691)           27,271
       Other, net                                                    1,352             4,644
       Differences related to unearned compensation                     --          (316,412)
                                                              ------------      ------------
                                                              $ (2,139,722)         (361,437)
                                                              ============      ============

       Temporary differences which give rise to a significant portion of the deferred tax assets at June 30, 2000 and 1999 relate to executive compensation, allowance for bad debts and net operating losses. There was no valuation allowance for deferred tax assets as of June 30, 2000 and 1999. Management of the Company believes that it is more likely than not that the Company will generate sufficient taxable income in the future to realize the deferred tax assets as a result of future commissions earned on renewals of insurance policies previously sold.

       Net operating losses of approximately $2.6 million will begin to expire in 2020.

(10)   EMPLOYEE BENEFIT PLAN

       Effective March 1, 1996, the Company's employees began participating in the Compensation Resource Group, Inc. 401(k) Plan (the 401(k) Plan), a defined contribution plan covering substantially all employees of the Company. Participants may contribute up to 15% of their salary each payroll period. The 401(k) Plan has a discretionary employer matching component for all nonexecutive participants. Total expenses to the Company during 2000 and 1999 amounted to $82,024 and $108,141, respectively.

(11)   RELATED PARTY TRANSACTIONS

       The Company had a $1,027,230 note receivable from the Company's majority stockholder. The proceeds of the note were used by the Company's majority stockholder to purchase 88,235 shares of the Company's common stock from the previous owner of ECB and COLI. The note is secured with 88,235 shares of the Company's common stock. The note bears interest at a rate equivalent to the Company's 1999 Loan (7.19% at June 30, 2000). Interest payments accrue on a yearly basis, and principal is scheduled to be repaid during the year ended June 30, 2004. In August 2000, in connection with the sale of the Company, the note receivable was exchanged for the original 88,235 shares.

       The Company also has two promissory notes from the Company's majority stockholder which were received in exchange for two country club memberships owned by the Company. The notes have no stated interest rate. The notes become due upon the majority stockholder's termination from the Company.



                                       12                            (Continued)

                        COMPENSATION RESOURCE GROUP, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                             June 30, 2000 and 1999

       Included in commissions and selling fees are amounts paid to directors of the Company for certain client introductions and contacts to help procure the sale of the Company's products. Amounts paid in 2000 and 1999 were $165,448 and $95,524, respectively. At June 30, 2000 and 1999, amounts due to stockholders were $324,425 and $386,651, respectively.

(12)   SUBSEQUENT EVENT

       On August 31, 2000, the Company was purchased by Clark/Bardes Holdings, Inc. (Clark/Bardes) for $12,306,034 which consisted of $6,306,034 in cash and 596,463 shares of Clark/Bardes common stock at $10.06 per share. The fair market value of the shares received was based on the average closing price per share for the 20 trading days immediately prior to the transaction date.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following table sets forth unaudited pro forma financial information of the Company for the periods ended and as of the dates indicated. The unaudited pro forma financial information of the Company set forth below was derived from the audited and unaudited financial statements of Clark/Bardes Holdings, Inc. and Compensation Resource Group, Inc.

     The unaudited pro forma balance sheets and income statements have been prepared to give effect to the acquisition of Compensation Resource Group, Inc. as if such transaction had occurred as of the beginning of each period presented. The unaudited pro forma financial information of the Company set forth below is based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma financial information of the Company set forth below does not purport to represent what the Company's financial position or results of operations actually would have been if the transactions had actually occurred as of such dates or what such results will be for any future periods.

                        UNAUDITED PRO FORMA BALANCE SHEET
                             AS OF DECEMBER 31, 1999
                          (In Thousands Except Shares)


                                                        THE         COMPENSATION
                                                      COMPANY      RESOURCE GROUP          ADJUSTMENTS            THE COMPANY
                                                    (HISTORICAL     (HISTORICAL              DR/(CR)               PRO FORMA
                                                     12/31/99)       12/31/99)            #            $          AS ADJUSTED
                                                    -----------    --------------      -------     ----------     -----------

                                                                ASSETS

Current assets
     Cash and cash equivalents                       $    4,832     $       30                     $               $    4,862
     Accounts and notes receivable - net                 18,295          2,495                                         20,790
     Prepaid expenses                                        --            432                                            432
     Deposits and advances                                1,123          1,650                                          2,773
     Deferred tax asset                                      --            154               1           (154)             --
                                                     ----------     ----------                                     ----------
           Total current assets                          24,250          4,761                                         28,857
                                                     ----------     ----------                                     ----------
Intangible assets - net
     Present value of in force revenue                   59,284             --               5         26,700          85,984
     Goodwill                                            34,440          7,512             1&5         (2,799)         39,153
     Non competition agreements                           1,267             --                                          1,267
                                                     ----------     ----------                                     ----------
                                                         94,991          7,512                                        126,404
                                                     ----------     ----------                                     ----------
Equipment and leasehold improvements - net                4,505          1,020                                          5,525
Note receivable - stockholder                                --          1,073               1         (1,073)             --
Deferred tax asset                                          282            163               1           (163)            282
Other assets                                                831            820                                          1,651
Cash surrender value of life insurance                       --            250                                            250
                                                     ----------     ----------                                     ----------
           Total assets                              $  124,859     $   15,599                     $   22,511      $  162,969
                                                     ==========     ==========                                     ==========

                                               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Accounts payable                                $    4,100     $    3,597                                          7,697
     Commissions and fees                                 3,475             --                                          3,475
     Amounts payable to stockholders                         --            410               2           (410)             --
     Accrued liabilities                                  7,841             --                                          7,841
     Income taxes                                         4,350                                                         4,350
     Debt maturing within one year                        7,252          8,015             2&5           (243)         15,024
     Capital lease obligation                                --            158                                            158
                                                     ----------     ----------                                     ----------
           Total current liabilities                     27,018         12,180                                         38,545
                                                     ----------     ----------                                     ----------
Long term debt                                           35,473          7,700             2&5         12,594          55,767
Capital lease obligation                                     --            211                                            211
                                                     ----------     ----------                                     ----------
           Total Liabilities                             62,491         20,091                                         94,523
                                                     ----------     ----------                                     ----------
Stockholders' equity
     Preferred stock                                         --             --                                             --
     Common stock - issued and outstanding
           December 31, 1999 = 9,629,999                     96            322               5           (316)            102
           Pro forma = 10,226,442                                                            5
     Paid in capital                                     50,099             69               5          6,003          56,171
     Retained earnings                                   12,173         (4,883)              5          4,883          12,173
                                                     ----------     ----------                                     ----------
           Total stockholders' equity                    62,368         (4,492)                                        68,446
                                                     ----------     ----------                                     ----------
           Total liabilities and stockholders'
           equity                                    $  124,859     $   15,599                     $   22,511      $  162,969
                                                     ==========     ==========                                     ==========

EXPLANATION OF PRO FORMA ADJUSTMENTS
         1 Assets not acquired
           Deferred tax asset - current                                                 $      154
           Goodwill                                                                          7,512
           Note receivable - stockholder                                                     1,073
           Deferred tax asset                                                                  163
                                                                                        ----------
                                                                              total     $    8,902
                                                                                        ==========

         2 Liabilities not assumed                                                              --
           Amounts payable to stockholders                                              $      410
                                                                                        ==========

         3 Cash paid at closing (borrowed under line of credit)
                    Purchase of shares                                                  $    6,306
                    Purchase of assets                                                       5,200
                    Repayment of debt                                                       13,013
                                                                                        ----------
                                                                              total         24,519
                                                                                        ==========
                    Due in one year                                                          4,900
                    Long term                                                               19,619
                                                                                        ----------
                                                                              total         24,519

         4 Clark/Bardes Holdings, Inc. - common stock issued at closing
                        596,443 shares @ $ 10.1900                                           6,078

         5 Expenses                                                                            845
                                                                                        ----------

           Total purchase price                                                         $   31,442
                                                                                        ==========

         6 Allocation of the purchase price
           Assets acquired                                                              $   15,599
           Assets not acquired                                                               8,902
                                                                                        ----------
                    Net assets acquired                                                      6,697
                                                                                        ----------
           Liabilities assumed                                                              20,091
           Liabilities not assumed                                                             410
                                                                                        ----------
                    Net liabilities assumed                                                 19,681
                                                                                        ----------
           Excess                                                                          (12,984)
           Debt repaid at closing                                                           13,013
                                                                                        ----------
                    Balance                                                                     29
           Purchase price                                                                   31,442
                                                                                        ----------
           Excess                                                                           31,413
           Present value of renewal commissions                                             26,700
                                                                                        ----------
           Goodwill                                                                     $    4,713
                                                                                        ==========

                      UNAUDITED PRO FORMA INCOME STATEMENT
                             AS OF DECEMBER 31, 1999
                          (In Thousands Except shares)


                                                THE         COMPENSATION
                                              COMPANY      RESOURCE GROUP            ADJUSTMENTS            THE COMPANY
                                            (HISTORICAL     (HISTORICAL                DR/(CR)               PRO FORMA
                                             12/31/99)       12/31/99)              #            $          AS ADJUSTED
                                            -----------    --------------        -------     ----------     -----------

Revenues
     Commissions and service fees            $  119,158      $   22,060                      $       --      $  141,218
     Consulting fees                                 --           3,037                                           3,037
     Other                                        1,602           2,650                                           4,252

                                             ----------      ----------                                      ----------
           Total revenue                        120,760          27,747                                         148,507
Commission and fee expenses                      53,108           1,884                                          54,992
                                             ----------      ----------                                      ----------
Gross profit                                     67,652          25,863                                          93,515
                                             ----------      ----------                                      ----------

Operating expenses
     General and administrative                  45,153          25,002                                          70,155
     Amortization of intangibles                  4,370             866               2           2,272           7,508
                                             ----------      ----------                                      ----------
                                                 49,523          25,868                                          77,663
                                             ----------      ----------                                      ----------

Operating income                                 18,129              (5)                                         15,852
Interest
     Income                                         329              --                                             329
     Expense                                     (3,548)         (1,344)              1          (1,108)         (6,000)
                                             ----------      ----------                                      ----------
                                                 (3,219)         (1,344)                                         (5,671)
                                             ----------      ----------                                      ----------

Income before taxes                              14,910          (1,349)                                         10,181
Income taxes                                      6,079              --               3          (1,352)          4,727
                                             ----------      ----------                                      ----------
Net income                                   $    8,831      $   (1,349)                                     $    5,454
                                             ==========      ==========                                      ==========

Net income per share:
     Basic                                   $     0.97                                                      $     0.56
                                             ==========                                                      ==========

     Diluted                                 $     0.95                                                      $     0.55
                                             ==========                                                      ==========

EXPLANATION OF PRO FORMA ADJUSTMENTS

           1 Interest on borrowed funds (offset by reduction of existing interest)
             $ 24,519     @         10.0%     $    2,452
                                              ==========

           2 Amortization of purchased intangibles (offset by $866 of existing amortization)
             $ 30,499                         $    3,138
                                              ==========

           3 Income taxes @ 40%

           4 Net income per share
                                                 Basic              Diluted
                                              ----------          ----------
           Weighted average shares             9,077,775           9,328,939
           Shares issued                         596,443             596,443
                                              ----------          ----------
           Pro forma                           9,674,218           9,925,382
                                              ==========          ==========

                        UNAUDITED PRO FORMA BALANCE SHEET
                               AS OF JUNE 30, 2000
                          (In Thousands Except Shares)


                                                         THE        COMPENSATION
                                                       COMPANY     RESOURCES GROUP           ADJUSTMENTS           THE COMPANY
                                                     (HISTORICAL     (HISTORICAL               DR/(CR)              PRO FORMA
                                                       6/30/00)        6/30/00             #            $          AS ADJUSTED
                                                     -----------   ---------------      -------     ----------     -----------

                                                                 ASSETS

Current assets
     Cash and cash equivalents                         $    2,285      $       84                                   $    2,369
     Accounts and notes receivable - net                   10,413           2,613                                       13,026
     Advances to employees                                     --             876                                          876
     Income tax receivable                                     --             691                                          691
     Prepaid expenses                                          --             189                                          189
     Other assets                                           1,179                                                        1,179
     Deferred tax asset                                        --           1,762                       (1,762)             --
                                                       ----------      ----------                                   ----------
           Total current assets                            13,877           6,215                                       18,330
                                                       ----------      ----------                                   ----------

Intangible assets - net                                   124,552           7,368              1        23,383         155,303
Equipment and leasehold improvements - net                  6,419             959                                        7,378
Deferred tax asset                                             --             152              1          (152)             --
Other assets                                                3,444             730                                        4,174
Note receivable - stockholder                                  --             245              1          (245)             --
                                                       ----------      ----------                                   ----------
           Total assets                                $  148,292      $   15,669                                   $  185,185
                                                       ==========      ==========                                   ==========


                                                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Accounts payable                                  $    3,307      $    4,216                                        7,523
     Commissions and fees                                   2,558           1,385                           --           3,943
     Accrued bonus - officer/shareholders                      --             324              2          (324)             --
     Accrued liabilities                                    7,421              --                           --           7,421
     Income taxes                                             566              --                           --             566
     Debt maturing within one year                          7,502           5,348                         (718)         12,132
     Capital lease obligation                                  --             157                                          157
                                                       ----------      ----------                                   ----------
           Total current liabilities                       21,354          11,430                                       31,742
                                                       ----------      ----------                                   ----------
Long term debt                                             53,311           7,225              3        13,069          73,605
Deferred Tax Liability                                        404              --                                          404
Deferred Compensation                                       1,696              --                                        1,696
Capital lease obligation                                       --             134                                          134
                                                               --              --                           --              --
                                                       ----------      ----------                                   ----------
           Total Liabilities                               76,765          18,789                                      107,581
                                                       ----------      ----------                                   ----------
Stockholders' equity
     Preferred stock                                           --              --                                           --
     Common stock - issued and outstanding
           June 30, 2000 = 10,115,334                         101             286              3          (281)            106
           Pro forma = 10,711,777
     Paid in capital                                       57,336              69              3         6,003          63,408
     Retained earnings                                     14,123          (2,448)             5         2,448          14,123
     Treasury stock                                           (33)         (1,027)                       1,027             (33)
                                                       ----------      ----------                                   ----------
           Total stockholders' equity                      71,527          (3,120)                                      77,604
                                                       ----------      ----------                                   ----------
           Total liabilities and stockholders'
           equity                                      $  148,292      $   15,669                                   $  185,185
                                                       ==========      ==========                                   ==========

EXPLANATION OF PRO FORMA ADJUSTMENTS
         1 Assets not acquired
           Deferred tax asset - current                                                      $    1,762
           Note receivable - stockholder                                                            245
           Intangible assets - net                                                                7,368
           Deferred tax asset - non current                                                         152
                                                                                             ----------
                                                                                 total       $    9,527
                                                                                             ==========

         2 Liabilities not acquired
           Amounts payable to stockholders                                                   $      324
                                                                                             ==========

         3 Cash paid at closing (borrowed under line of credit)
                     Purchase of shares                                                      $    6,306
                     Purchase of assets                                                           5,200
                     Repayment of debt                                                           13,013
                                                                                             ----------
                                                                                             $   24,519
                                                                                             ==========
                     Due in one year                                                         $    4,900
                     Long term                                                                   19,619
                                                                                             ----------
                                                                                                 24,519

         4 Clark/Bardes Holdings, Inc. -common stock issued at closing
                       596,443 shares @ $ 10.1900                                                 6,078

         5 Expenses                                                                                 845
                                                                                             ----------

           Total purchase price                                                              $   31,442
                                                                                             ==========

         6 Allocation of the purchase price (excluding expenses)
           Assets acquired                                                                   $   15,669
           Assets not acquired                                                                    9,527
                                                                                             ----------
                     Net assets acquired                                                          6,142
                                                                                             ----------
           Liabilities assumed                                                                   18,790
           Liabilities not assumed                                                                  324
                                                                                             ----------
                     Net liabilities assumed                                                     18,466
                                                                                             ----------
           Excess                                                                               (12,324)
           Debt paid at closing                                                                  13,013
                                                                                             ----------
                     Balance                                                                        689
           Purchase price                                                                        31,442
                                                                                             ----------
           Excess                                                                                30,753
           Present value of renewal commissions                                                  26,700
                                                                                             ----------
           Goodwill                                                                          $    4,053
                                                                                             ==========

                      UNAUDITED PRO FORMA INCOME STATEMENT
                               AS OF JUNE 30, 2000
                          (In Thousands Except shares)


                                            THE         COMPENSATION
                                          COMPANY      RESOURCES GROUP            ADJUSTMENTS           THE COMPANY
                                         HISTORICAL      HISTORICAL                  DR/CR               PRO FORMA
                                          6/30/00)        6/30/00)              #            $          AS ADJUSTED
                                         ----------    ---------------       -------     ---------      -----------

Total revenue                            $   55,511      $   20,011                                     $   75,522
Commission and fee expenses                  18,912           1,330                                         20,242
                                         ----------      ----------                                     ----------
Gross profit                                 36,599           1,985                                         55,280
                                         ----------      ----------                                     ----------

Operating expenses

     General and administrative              29,127          15,858                                         44,985
     Amortization of intangibles              2,664             433               2          1,136           4,233
                                         ----------      ----------                                     ----------
                                             31,791          16,291                                         49,218
                                         ----------      ----------                                     ----------

Operating income                              4,808         (14,306)                                         6,062
Interest
     Income                                     127              --                                            127
     Expense                                 (1,825)           (292)              1           (934)         (3,051)
                                         ----------      ----------                                     ----------
                                             (1,698)           (292)                                        (2,924)
                                         ----------      ----------                                     ----------

Income before taxes                           3,110           2,098                                          3,138
Income taxes                                  1,160                               3            316           1,476
                                         ----------      ----------                                     ----------
Net income                               $    1,950      $    2,098                                     $    1,662
                                         ==========      ==========                                     ==========

Net income per share:
     Basic                               $     0.18                                                     $     0.16
                                         ==========                                                     ==========

     Diluted                             $     0.18                                                     $     0.16
                                         ==========                                                     ==========

EXPLANATION OF PRO FORMA ADJUSTMENTS

         1 Interest on borrowed funds for 6 months (offset by reduction of existing interest)
             $24,519     @         10.0%    $     1,226
                                            ===========

         2 Amortization of purchased intangibles (offset by $433 of existing amortization)
             $30,753                        $     3,138
                                            ===========

         3 Income taxes @ 40%

         4 Net income per share
                                               Basic              Diluted
                                            -----------        -----------
           Weighted average shares            9,796,824         10,074,062
           Shares issued                        298,221            298,221
                                            -----------        -----------
           Pro forma                         10,095,045         10,372,283
                                            ===========        ===========

                                    SIGNATURE

                                          CLARK/BARDES HOLDINGS, INC.



Date:    September 11, 2000               /s/ Thomas M. Pyra
                                          --------------------------------------
                                          Thomas M. Pyra
                                          Chief Operating Officer and Chief
                                          Financial Officer